Exhibit 10.4

FORM OF

PROFILE BANCORP, INC.

EMPLOYMENT AGREEMENT

THIS AGREEMENT (the “Agreement”), made this      day of             , 2007, by and between PROFILE BANCORP, INC., a federally chartered corporation (the “Company”), and [Name] (“Executive”).

WHEREAS, Executive serves in a position of substantial responsibility; and

WHEREAS, the Company wishes to assure Executive’s services for the term of this Agreement; and

WHEREAS, Executive is willing to serve in the employ of the Company during the term of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and upon the other terms and conditions provided for in this Agreement, the parties hereby agree as follows:

1. Employment. The Company will employ Executive as [position]. Executive will perform all duties and shall have all powers commonly incident to his position, including [position details] or which, consistent with his position, the Board of Directors of the Company (the “Board”) delegates to Executive. Executive also agrees to serve, if elected, as an officer and/or director of any subsidiary or affiliate of the Company and to carry out the duties and responsibilities reasonably appropriate to those offices.

2. Location and Facilities. The Company will furnish Executive with the working facilities and staff customary for executive officers with the titles and duties set forth in Section 1 and as are necessary for him to perform his duties. The location of such facilities and staff shall be at the principal administrative offices of the Company and Profile Bank, FSB (the “Bank”), or at such other site or sites customary for such offices.

3. Term.

a.	The term of this Agreement shall include: (i) the initial term, consisting of the period commencing on the date of this Agreement (the “Effective Date”) and ending on the [third] anniversary of the Effective Date, plus (ii) any and all extensions of the initial term made pursuant to this Section 3.

b.	Commencing on the first anniversary of the Effective Date and continuing on each anniversary of the Effective Date thereafter, the disinterested members of the Board may extend the Agreement term for an additional year, so that the remaining term of the Agreement again becomes [thirty-six (36)] months, unless Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 18 of this Agreement. The Board will review the Agreement and Executive’s performance annually for purposes of determining whether to extend the Agreement term and will include the rationale and results of its review in the minutes of its meeting. The Board will notify Executive as soon as possible after its annual review whether it has determined to extend the Agreement.

4. Base Compensation.

a.	For his services as [position], the Company agrees to pay Executive an annual base salary at the rate of $[amount] per year, payable in accordance with customary payroll practices.

b.	During the term of this Agreement, the Board will review the level of Executive’s base salary at least annually, based upon factors deemed relevant, in order to determine Executive’s base salary through the remaining term of the Agreement.

5. Bonuses. Executive will participate in discretionary bonuses or other incentive compensation programs that the Company or the Bank may sponsor for or award from time to time to senior management employees.

6. Benefit Plans. Executive will participate in life insurance, medical, dental, pension, profit sharing, retirement and stock-based compensation plans and other programs and arrangements that the Company or the Bank may sponsor or maintain for the benefit of their employees.

7. Vacations and Leave.

a.	Executive may take vacations and other leave in accordance with applicable policy for senior executives, or otherwise as approved by the Board.

b.	In addition to paid vacations and other leave, the Board may grant Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Board, in its discretion, may determine.

8. Expense Payments and Reimbursements. The Company will reimburse Executive for all reasonable out-of-pocket business expenses incurred in connection with his services under this Agreement upon substantiation of such expenses in accordance with applicable policies of the Company.

9. Loyalty and Confidentiality.

a.	During the term of this Agreement, Executive will devote all his business time, attention, skill, and efforts to the faithful performance of his duties under this Agreement; provided, however, that from time to time, Executive may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations that will not present any conflict of interest with the Company or any of its subsidiaries or affiliates, unfavorably affect the performance of Executive’s duties pursuant to this Agreement, or violate any applicable statute or regulation. Executive will not engage in any business or activity contrary to the business affairs or interests of the Company or any of its subsidiaries or affiliates.

b.	Nothing contained in this Agreement will prevent or limit Executive’s right to invest in the capital stock or other securities or interests of any business dissimilar from that of the Company, or, solely as a passive, minority investor, in any business.

c.

Executive agrees to maintain the confidentiality of any and all information concerning the operations or financial status of the Company and its affiliates; the names or addresses of any borrowers, depositors and other customers; any information concerning or obtained from such customers; and any other information concerning the Company or its affiliates to which he may be exposed during the course of his employment. Executive further agrees that, unless required by law or specifically permitted by the Board in writing, he will not disclose to any person or entity, either during or subsequent to his employment, any of the above-mentioned information which is not generally known to the public, nor will he use the information in any way other than for the benefit of the Company or its affiliates.

10. Termination and Termination Pay. Subject to Section 11 of this Agreement, Executive’s employment under this Agreement may be terminated in the following circumstances:

a.	Death. Executive’s employment under this Agreement will terminate upon his death during the term of this Agreement, in which event Executive’s estate will receive the compensation due to Executive through the last day of the calendar month in which his death occurred.

b.	Retirement. This Agreement will terminate upon Executive’s retirement on or after age 65.

c.	Disability.

i.	The Board or Executive may terminate Executive’s employment after having determined Executive has a Disability. For purposes of this Agreement, “Disability” means a physical or mental infirmity that impairs Executive’s ability to substantially perform his duties under this Agreement and results in Executive becoming eligible for long-term disability benefits under any long-term disability plans of the Company or the Bank (or, if no such plans exist, that impairs Executive’s ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Board will determine whether or not Executive is and continues to be permanently disabled for purposes of this Agreement in good faith, based upon competent medical advice and other factors that the Board reasonably believes to be relevant. As a condition to any benefits, the Board may require Executive to submit to physical or mental evaluations and tests as the Board or its medical experts deem reasonably appropriate.

ii.	In the event of his Disability, Executive will no longer be obligated to perform services under this Agreement. The Company will pay Executive, as Disability pay, an amount equal to [one hundred percent (100%)] of Executive’s rate of base salary in effect as of the date of his termination of employment due to Disability. The Company will make Disability payments on a monthly basis commencing on the first day of the month following the effective date of Executive’s termination of employment due to Disability and ending on the earlier of: (A) the date he returns to full-time employment in the same capacity as he was employed prior to his termination for Disability; (B) his death; (C) his attainment of age 65; or (D) the date this Agreement would have expired had Executive’s employment not terminated by reason of Disability. The Company will reduce Disability payments by the amount of any short- or long-term disability benefits payable to Executive under any other disability programs sponsored by the Company. In addition, during any period of Executive’s Disability, the Company will continue to provide Executive and his dependents, to the greatest extent possible, with continued coverage under all benefit plans (including, without limitation, retirement plans and medical, dental and life insurance plans) in which Executive and/or his dependents participated prior to his Disability on the same terms as if he remained actively employed by the Company.

d.	Termination for Cause.

i.	The Board may, by written notice to Executive in the form and manner specified in this paragraph, immediately terminate his employment at any time for “Cause.” Executive shall have no right to receive compensation or other benefits for any period after termination for Cause, except for already vested benefits. Termination for Cause shall mean termination because of, in the good faith determination of the Board, Executive’s:

(1)	Personal dishonesty;

(2)	Incompetence;

(3)	Willful misconduct;

(4)	Breach of fiduciary duty involving personal profit;

(5)	Intentional failure to perform stated duties;

(6)	Willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order; or

(7)	Material breach of any provision of this Agreement.

ii.	Notwithstanding the foregoing, Executive’s termination for Cause will not become effective unless the Company has delivered to Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board, at a meeting of the Board called and held for the purpose of finding that, in the good faith opinion of the Board (after reasonable notice to Executive and an opportunity for Executive to be heard before the Board with counsel), Executive engaged in of the conduct described above and specifying the particulars of this conduct.

e.	Voluntary Termination by Executive. In addition to his other rights to terminate under this Agreement, Executive may voluntarily terminate employment during the term of this Agreement upon at least sixty (60) days prior written notice to the Board. Upon Executive’s voluntary termination, he will receive only his compensation and vested rights and benefits through the date of his termination. Following his voluntary termination of employment under this Section 10(e), Executive will be subject to the restrictions set forth in Section 10(g) of this Agreement for a period of one (1) year from his termination date.

f.	Without Cause or With Good Reason.

i.	In addition to termination pursuant to Sections 10(a) through 10(e), the Board may, by written notice to Executive, immediately terminate his employment at any time for a reason other than Cause (a termination “Without Cause”) and Executive may, by written notice to the Board, immediately terminate this Agreement at any time within ninety (90) days following an event constituting “Good Reason,” as defined below (a termination “With Good Reason”).

ii.	Subject to Section 11 of this Agreement, in the event of termination under this Section 10(f), Executive will receive his base salary as of his termination date for the remaining term of the Agreement, with such amount paid in one lump sum within ten (10) calendar days of his termination. Executive will also continue to participate in any benefit plans of the Company or the Bank that provide medical, dental and life insurance coverage for the remaining term of the Agreement, under terms and conditions no less favorable than the most favorable terms and conditions provided to senior executives during the same period. If the Company or the Bank cannot provide such coverage because Executive is no longer an employee, the Company or the Bank will provide Executive with comparable coverage on an individual policy basis or the cash equivalent; provided, however, that to the extent required under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, the aggregate payments received for such insurance continuation coverage shall not exceed the applicable dollar limitation under Section 402(g)(1)(B) of the Code for the year in which Executive terminates employment. Alternatively, the Company, at its discretion, will provide Executive with a lump sum cash payment equivalent to the cost of continued medical, dental and life insurance coverage for the remaining term of the Agreement, such amount to be paid within ten (10) calendar days of Executive’s termination date.

iii.	“Good Reason” exists if, without Executive’s express written consent, the Company materially breaches any of its obligations under this Agreement. Without limitation, such a material breach will occur upon any of the following:

(1)	A material reduction in Executive’s responsibilities or authority in connection with his employment with the Company;

(2)	Assignment to Executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills and experience;

(3)	Failure of Executive to be nominated or renominated to the Board to the extent Executive is a Board member prior to the Effective Date;

(4)	A material reduction in salary or benefits contrary to the terms of this Agreement, or, following a Change in Control as defined in Section 11 of this Agreement, any material reduction in salary or benefits below the amounts Executive was entitled to receive prior to the Change in Control;

(5)	Termination of incentive and benefit plans, programs or arrangements, or reduction of Executive’s participation, that is not applicable to other similarly situated participants and to such an extent as to materially reduce their aggregate value below their aggregate value as of the Effective Date;

(6)	A requirement that Executive relocate his principal business office or his principal place of residence outside of the area consisting of a thirty-five (35) mile radius from the current main office and any branch of the Company or the Bank, or the assignment to Executive of duties that would reasonably require such a relocation; or

(7)	Liquidation or dissolution of the Company.

iv.	Notwithstanding the foregoing, a reduction or elimination of Executive’s benefits under one or more benefit plans, programs or arrangements maintained as part of a good faith, overall reduction or elimination of such plans or benefits, applicable to all participants in a manner that does not discriminate against Executive (except as such discrimination may be necessary to comply with law), will not constitute an event of Good Reason or a material breach of this Agreement, provided that benefits of the same type or to the same general extent as those offered under such plans prior to the reduction or elimination are not available to other officers of the Company or any affiliate under a plan or plans in or under which Executive is not entitled to participate.

g.	Continuing Covenant Not to Compete or Interfere with Relationships. Regardless of anything herein to the contrary, following a termination by the Company or Executive pursuant to Section 10(e) or 10(f):

i.	Executive’s obligations under Section 9(c) of this Agreement will continue in effect; and

ii.	During the period ending on the first anniversary of such termination, Executive will not serve as an officer, director or employee of any bank holding company, bank, savings association, savings and loan holding company, mortgage company or other financial institution that offers products or services competing with those offered by the Company, the Bank or their affiliates from any office within thirty-five (35) miles from the main office or any branch of the Company, the Bank or their affiliates and, further, Executive will not interfere with the relationship of the Company, the Bank or their affiliates and any of their employees, agents, or representatives.

h.	To the extent Executive is a member of the Board on the date of termination of employment, Executive will resign from the Board immediately following such termination of employment. Executive will be obligated to tender this resignation regardless of the method or manner of termination, and such resignation will not be conditioned upon any event or payment.

11. Termination in Connection with a Change in Control.

a.	For purposes of this Agreement, a “Change in Control” means any of the following events:

i.	Merger: The Company merges into or consolidates with another entity, or merges another corporation into the Company, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;

ii.	Acquisition of Significant Share Ownership: There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s voting securities, but this clause (ii) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

iii.	Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the members) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

iv.	Sale of Assets: The Company sells to a third party all or substantially all of its assets.

b.	Termination. If within the period ending one year after a Change in Control, (i) the Company terminates Executive’s employment without Cause, or (ii) Executive voluntarily terminates his employment With Good Reason, the Company will, within ten calendar days of the termination of Executive’s employment, make a lump-sum cash payment to him equal to three times Executive’s average taxable compensation (as reported on Form W-2) over the five (5) most recently completed calendar years (or years of employment, annualized for partial years of employment, if less than five), ending with the year immediately preceding the effective date of the Change in Control. The cash payment made under this Section 11(b) shall be made in lieu of any payment also required under Section 10(f) of this Agreement because of Executive’s termination of employment; however, Executive’s rights under Section 10(f) are not otherwise affected by this Section 11. Following termination of employment, executive will also continue to participate in any benefit plans of the Company or the Bank that provide medical, dental and life insurance coverage upon terms no less favorable than the most favorable terms provided to senior executives. If the Company cannot provide such coverage because Executive is no longer an employee, the Company will provide Executive with comparable coverage on an individual policy basis. The medical, dental and life insurance coverage provided under this Section 11(b) shall cease upon the earlier of: (i) Executive’s death; (ii) Executive’s employment by another employer other than one of which he is the majority owner; or (iii) thirty-six (36) months after his termination of employment; provided, however, that to the extent required under Section 409A of the Code, and the regulations issued thereunder, the aggregate payments received for such insurance continuation coverage shall not exceed the applicable dollar limitation under Section 402(g)(1)(B) of the Code for the year in which Executive terminates employment. Alternatively, the Company will provide Executive with a lump sum cash payment equivalent to the cost of continued medical, dental and life insurance coverage for thirty-six (36) months, such amount to be paid within ten (10) calendar days of Executive’s termination date.

c.	The provisions of Section 11 and Sections 13 through 25, including the defined terms used in such sections, shall continue in effect until the later of the expiration of this Agreement or one year following a Change in Control.

12. Indemnification and Liability Insurance.

a.

Indemnification. The Company agrees to indemnify Executive (and his heirs, executors, and administrators), and to advance expenses related to this indemnification, to the fullest extent permitted under applicable law and regulations against any and all expenses and liabilities that Executive reasonably incurs in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his service as an officer or director of the Company or any of its subsidiaries or affiliates (whether or not he continues to be an officer or director at the time of incurring any such expenses or liabilities). Covered expenses and liabilities include, but are not limited to, judgments, court costs, and attorneys’ fees and the costs of reasonable settlements, subject to Board approval, if the action is brought against Executive in his capacity as an officer or director of the Company or any of its subsidiaries or affiliates. Indemnification for expenses will not extend to matters related to Executive’s termination for Cause. Notwithstanding anything in this Section 12(a) to the contrary, the Company will not be required to provide indemnification prohibited by applicable law or regulation. The obligations of this Section 12 will survive the term of this Agreement by a period of six (6) years.

b.	Insurance. During the period for which the Company must indemnify Executive, the Company will provide Executive (and his heirs, executors, and administrators) with coverage under a directors’ and officers’ liability policy, at the Company’s expense, that is at least equivalent to the coverage provided to directors and senior executives of the Company.

13. Reimbursement of Executive’s Expenses to Enforce this Agreement. The Company will reimburse Executive for all out-of-pocket expenses, including, without limitation, reasonable attorneys’ fees, incurred by Executive in connection with his successful enforcement of the Company’s obligations under this Agreement. Successful enforcement means the grant of an award of money or the requirement that the Company take some specified action: (i) as a result of court order; or (ii) otherwise following an initial failure of the Company to pay money or take action promptly following receipt of a written demand from Executive stating the reason that the Company must make payment or take action under this Agreement.

14. Limitation of Benefits Under Certain Circumstances. If the payments and benefits pursuant to Section 11 of this Agreement, either alone or together with other payments and benefits Executive has the right to receive from the Company, would constitute a “parachute payment” under Section 280G of the Code, the payments and benefits pursuant to Section 11 shall be reduced or revised, in the manner determined by Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 11 being non-deductible to the Company pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The Company’s independent public accountants will determine any reduction in the payments and benefits to be made pursuant to Section 11; the Company will pay for the accountant’s opinion. If the Company and/or Executive do not agree with the accountant’s opinion, the Company will pay to Executive the maximum amount of payments and benefits pursuant to Section 11, as selected by Executive, that the opinion indicates have a high probability of not causing any of the payments and benefits to be non-deductible to the Company and subject to the excise tax imposed under Section 4999 of the Code. The Company may also request, and Executive has the right to demand that the Company request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 11 have such tax consequences. The Company will promptly prepare and file the request for a ruling from the IRS, but in no event will the Company make this filing later than thirty (30) days from the date of the accountant’s opinion referred to above. The request will be subject to Executive’s approval prior to filing; Executive shall not unreasonably withhold his approval. The Company and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any IRS rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained in this Agreement shall result in a reduction of any payments or benefits to which Executive may be entitled upon termination of employment other than pursuant to Section 11 hereof, or a reduction in the payments and benefits specified in Section 11, below zero.

15. Injunctive Relief. Upon a breach or threatened breach of Section 10(g) of this Agreement or the prohibitions upon disclosure contained in Section 9(c) of this Agreement, the parties agree that there is no adequate remedy at law for such breach, and the Company shall be entitled to injunctive relief restraining Executive from such breach or threatened breach, but such relief shall not be the exclusive remedy for a breach of this Agreement. The parties further agree that Executive, without limitation, may seek injunctive relief to enforce the obligations of the Company under this Agreement.

16. Successors and Assigns.

a.	This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

b.	Since the Company is contracting for the unique and personal skills of Executive, Executive shall not assign or delegate his rights or duties under this Agreement without first obtaining the written consent of the Company.

17. No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

18. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at its principal business office and to Executive at his home address as maintained in the records of the Company.

19. No Plan Created by this Agreement. Executive and the Company expressly declare and agree that this Agreement was negotiated among them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act of 1974 (“ERISA”) or any other law or regulation, and each party expressly waives any right to assert the contrary. Any assertion in any judicial or administrative filing, hearing, or process that an ERISA plan was created by this Agreement shall be deemed a material breach of this Agreement by the party making the assertion.

20. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

21. Applicable Law. Except to the extent preempted by federal law, the laws of the State of New Hampshire shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

22. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any one provision shall not affect the validity or enforceability of the other provisions of this Agreement.

23. Headings. Headings contained in this Agreement are for convenience of reference only.

24. Entire Agreement. This Agreement, together with any modifications subsequently agreed to in writing by the parties, shall constitute the entire agreement among the parties with respect to the foregoing subject matter, other than written agreements applicable to specific plans, programs or arrangements described in Sections 5 and 6.

25. Source of Payments. Notwithstanding any provision in this Agreement to the contrary, to the extent payments and benefits, as provided for under this Agreement, are paid or received by Executive under the Employment Agreement in effect between Executive and the Company, the payments and benefits paid by the Company will be subtracted from any amount or benefit due simultaneously to Executive under similar provisions of this Agreement. Payments will be allocated in proportion to the level of activity and the time expended by Executive on activities related to the Company and the Bank, respectively, as determined by the Company and the Bank.

26. Effect of Code Section 409A. Notwithstanding anything in this Agreement to the contrary, if the Company in good faith determines, as of the effective date of Executive’s termination of employment, that amounts payable to Executive hereunder, are required to be suspended or delayed for six months in order to satisfy the requirements of Section 409A of the Code, then the Company will so advise Executive, and any such payments shall be suspended and accrued for six months, whereupon they shall be paid to Executive in a lump sum (together with interest thereon at the then-prevailing prime rate).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on                     , 2007.

ATTEST:	PROFILE BANCORP, INC.

By:
Witness		For the Entire Board of Directors

WITNESS:	EXECUTIVE

By:
[Name]

FORM OF

PROFILE BANK, FSB

EMPLOYMENT AGREEMENT

THIS AGREEMENT (the “Agreement”), made this      day of             , 2007, by and between PROFILE BANK, FSB, a federally chartered savings bank (the “Bank”), and [Name] (“Executive”).

WHEREAS, Executive serves in a position of substantial responsibility; and

WHEREAS, the Bank wishes to assure Executive’s services for the term of this Agreement; and

WHEREAS, Executive is willing to serve in the employ of the Bank during the term of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and upon the other terms and conditions provided for in this Agreement, the parties hereby agree as follows:

1. Employment. The Bank will employ Executive as [position]. Executive will perform all duties and shall have all powers commonly incident to his position, including [position details] or which, consistent with his position, the Board of Directors of the Bank (the “Board”) delegates to Executive. Executive also agrees to serve, if elected, as an officer and/or director of any subsidiary or affiliate of the Bank and to carry out the duties and responsibilities reasonably appropriate to those offices.

2. Location and Facilities. The Bank will furnish Executive with the working facilities and staff customary for executive officers with the titles and duties set forth in Section 1 and as are necessary for him to perform his duties. The location of such facilities and staff shall be at the principal administrative offices of the Bank, or at such other site or sites customary for such offices.

3. Term.

a.	The term of this Agreement shall include: (i) the initial term, consisting of the period commencing on the date of this Agreement (the “Effective Date”) and ending on the [third] anniversary of the Effective Date, plus (ii) any and all extensions of the initial term made pursuant to this Section 3.

b.	Commencing on the first anniversary of the Effective Date and continuing on each anniversary of the Effective Date thereafter, the disinterested members of the Board may extend the Agreement term for an additional year, so that the remaining term of the Agreement again becomes [thirty-six (36)] months, unless Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 18 of this Agreement. The Board will review the Agreement and Executive’s performance annually for purposes of determining whether to extend the Agreement term and will include the rationale and results of its review in the minutes of its meeting. The Board will notify Executive as soon as possible after its annual review whether it has determined to extend the Agreement.

4. Base Compensation.

a.	For his services as [position], the Bank agrees to pay Executive an annual base salary at the rate of $[amount] per year, payable in accordance with customary payroll practices.

b.	During the term of this Agreement, the Board will review the level of Executive’s base salary at least annually, based upon factors deemed relevant, in order to determine Executive’s base salary through the remaining term of the Agreement.

5. Bonuses. Executive will participate in discretionary bonuses or other incentive compensation programs that the Bank may sponsor for or award from time to time to senior management employees.

6. Benefit Plans. Executive will participate in life insurance, medical, dental, pension, profit sharing, retirement and stock-based compensation plans and other programs and arrangements that the Bank may sponsor or maintain for the benefit of its employees.

7. Vacations and Leave.

a.	Executive may take vacations and other leave in accordance with the Bank’s policy for senior executives, or otherwise as approved by the Board.

b.	In addition to paid vacations and other leave, the Board may grant Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Board, in its discretion, may determine.

8. Expense Payments and Reimbursements. The Bank will reimburse Executive for all reasonable out-of-pocket business expenses incurred in connection with his services under this Agreement upon substantiation of such expenses in accordance with applicable policies of the Bank.

9. Loyalty and Confidentiality.

a.	During the term of this Agreement, Executive will devote all his business time, attention, skill, and efforts to the faithful performance of his duties under this Agreement; provided, however, that from time to time, Executive may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations that will not present any conflict of interest with the Bank or any of its subsidiaries or affiliates, unfavorably affect the performance of Executive’s duties pursuant to this Agreement, or violate any applicable statute or regulation. Executive will not engage in any business or activity contrary to the business affairs or interests of the Bank or any of its subsidiaries or affiliates.

b.	Nothing contained in this Agreement will prevent or limit Executive’s right to invest in the capital stock or other securities or interests of any business dissimilar from that of the Bank, or, solely as a passive, minority investor, in any business.

c.

Executive agrees to maintain the confidentiality of any and all information concerning the operations or financial status of the Bank; the names or addresses of any of its borrowers, depositors and other customers; any information concerning or obtained from such customers; and any other information concerning the Bank or its subsidiaries or affiliates to which he may be exposed during the course of his employment. Executive further agrees that, unless required by law or specifically permitted by the Board in writing, he will not disclose to any person or entity, either during or subsequent to his employment, any of the above-mentioned information which is not generally known to the public, nor will he use the information in any way other than for the benefit of the Bank.

10. Termination and Termination Pay. Subject to Section 11 of this Agreement, Executive’s employment under this Agreement may be terminated in the following circumstances:

a.	Death. Executive’s employment under this Agreement will terminate upon his death during the term of this Agreement, in which event Executive’s estate will receive the compensation due to Executive through the last day of the calendar month in which his death occurred.

b.	Retirement. This Agreement will terminate upon Executive’s retirement on or after age 65.

c.	Disability.

i.	The Board or Executive may terminate Executive’s employment after having determined Executive has a Disability. For purposes of this Agreement, “Disability” means a physical or mental infirmity that impairs Executive’s ability to substantially perform his duties under this Agreement and results in Executive becoming eligible for long-term disability benefits under any long-term disability plans of the Bank (or, if no such plans exist, that impairs Executive’s ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Board will determine whether or not Executive is and continues to be permanently disabled for purposes of this Agreement in good faith, based upon competent medical advice and other factors that the Board reasonably believes to be relevant. As a condition to any benefits, the Board may require Executive to submit to physical or mental evaluations and tests as the Board or its medical experts deem reasonably appropriate.

ii.	In the event of his Disability, Executive will no longer be obligated to perform services under this Agreement. The Bank will pay Executive, as Disability pay, an amount equal to [one hundred percent (100%)] of Executive’s rate of base salary in effect as of the date of his termination of employment due to Disability. The Bank will make Disability payments on a monthly basis commencing on the first day of the month following the effective date of Executive’s termination of employment due to Disability and ending on the earlier of: (A) the date he returns to full-time employment at the Bank in the same capacity as he was employed prior to his termination for Disability; (B) his death; (C) his attainment of age 65; or (D) the date this Agreement would have expired had Executive’s employment not terminated by reason of Disability. The Bank will reduce Disability payments by the amount of any short- or long-term disability benefits payable to Executive under any other disability programs sponsored by the Bank. In addition, during any period of Executive’s Disability, the Bank will continue to provide Executive and his dependents, to the greatest extent possible, with continued coverage under all benefit plans (including, without limitation, retirement plans and medical, dental and life insurance plans) in which Executive and/or his dependents participated prior to his Disability on the same terms as if he remained actively employed by the Bank.

d.	Termination for Cause.

i.	The Board may, by written notice to Executive in the form and manner specified in this paragraph, immediately terminate his employment at any time for “Cause.” Executive shall have no right to receive compensation or other benefits for any period after termination for Cause, except for already vested benefits. Termination for Cause shall mean termination because of, in the good faith determination of the Board, Executive’s:

(1)	Personal dishonesty;

(2)	Incompetence;

(3)	Willful misconduct;

(4)	Breach of fiduciary duty involving personal profit;

(5)	Intentional failure to perform stated duties;

(6)	Willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order; or

(7)	Material breach of any provision of this Agreement.

ii.	Notwithstanding the foregoing, Executive’s termination for Cause will not become effective unless the Bank has delivered to Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board, at a meeting of the Board called and held for the purpose of finding that, in the good faith opinion of the Board (after reasonable notice to Executive and an opportunity for Executive to be heard before the Board with counsel), Executive engaged in the conduct described above and specifying the particulars of this conduct.

e.	Voluntary Termination by Executive. In addition to his other rights to terminate under this Agreement, Executive may voluntarily terminate employment during the term of this Agreement upon at least sixty (60) days prior written notice to the Board. Upon Executive’s voluntary termination, he will receive only his compensation and vested rights and benefits through the date of his termination. Following his voluntary termination of employment under this Section 10(e), Executive will be subject to the restrictions set forth in Section 10(g) of this Agreement for a period of one (1) year from his termination date.

f.	Without Cause or With Good Reason.

i.	In addition to termination pursuant to Sections 10(a) through 10(e), the Board may, by written notice to Executive, immediately terminate his employment at any time for a reason other than Cause (a termination “Without Cause”) and Executive may, by written notice to the Board, immediately terminate this Agreement at any time within ninety (90) days following an event constituting “Good Reason,” as defined below (a termination “With Good Reason”).

ii.	Subject to Section 11 of this Agreement, in the event of termination under this Section 10(f), Executive will receive his base salary as of his termination date for the remaining term of the Agreement, with such amount paid in one lump sum within ten (10) calendar days of his termination. Executive will also continue to participate in any benefit plans of the Bank that provide medical, dental and life insurance coverage for the remaining term of the Agreement, under terms and conditions no less favorable than the most favorable terms and conditions provided to senior executives of the Bank during the same period. If the Bank cannot provide such coverage because Executive is no longer an employee, the Bank will provide Executive with comparable coverage on an individual policy basis; provided, however, that to the extent required under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, the aggregate payments received for such insurance continuation coverage shall not exceed the applicable dollar limitation under Section 402(g)(1)(B) of the Code for the year in which Executive terminates employment. Alternatively, the Bank, at its discretion, will provide Executive with a lump sum cash payment equivalent to the cost of continued medical, dental and life insurance coverage for the remaining term of the Agreement, such amount to be paid within ten (10) calendar days of Executive’s termination date.

iii.	“Good Reason” exists if, without Executive’s express written consent, the Bank materially breaches any of its obligations under this Agreement. Without limitation, such a material breach will occur upon any of the following:

(1)	A material reduction in Executive’s responsibilities or authority in connection with his employment with the Bank;

(2)	Assignment to Executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills and experience;

(3)	Failure of Executive to be nominated or renominated to the Board to the extent Executive is a Board member prior to the Effective Date;

(4)	A material reduction in salary or benefits contrary to the terms of this Agreement, or, following a Change in Control as defined in Section 11 of this Agreement, any material reduction in salary or benefits below the amounts Executive was entitled to receive prior to the Change in Control;

(5)	Termination of incentive and benefit plans, programs or arrangements, or reduction of Executive’s participation, that is not applicable to other similarly situated participants and to such an extent as to materially reduce their aggregate value below their aggregate value as of the Effective Date;

(6)	A requirement that Executive relocate his principal business office or his principal place of residence outside of the area consisting of a thirty-five (35) mile radius from the current main office and any branch of the Bank, or the assignment to Executive of duties that would reasonably require such a relocation; or

(7)	Liquidation or dissolution of the Bank.

iv.	Notwithstanding the foregoing, a reduction or elimination of Executive’s benefits under one or more benefit plans, programs or arrangements maintained by the Bank as part of a good faith, overall reduction or elimination of such plans or benefits, applicable to all participants in a manner that does not discriminate against Executive (except as such discrimination may be necessary to comply with law), will not constitute an event of Good Reason or a material breach of this Agreement, provided that benefits of the same type or to the same general extent as those offered under such plans prior to the reduction or elimination are not available to other officers of the Bank or any affiliate under a plan or plans in or under which Executive is not entitled to participate.

g.	Continuing Covenant Not to Compete or Interfere with Relationships. Regardless of anything herein to the contrary, following a termination by the Bank or Executive pursuant to Section 10(e) or 10(f):

i.	Executive’s obligations under Section 9(c) of this Agreement will continue in effect; and

ii.	During the period ending on the first anniversary of such termination, Executive will not serve as an officer, director or employee of any bank holding company, bank, savings association, savings and loan holding company, mortgage company or other financial institution that offers products or services competing with those offered by the Bank from any office within thirty-five (35) miles from the main office or any branch of the Bank and, further, Executive will not interfere with the relationship of the Bank, its subsidiaries or affiliates and any of their employees, agents, or representatives.

h.	To the extent Executive is a member of the Board on the date of termination of employment with the Bank, Executive will resign from the Board immediately following such termination of employment with the Bank. Executive will be obligated to tender this resignation regardless of the method or manner of termination, and such resignation will not be conditioned upon any event or payment.

11. Termination in Connection with a Change in Control.

a.	For purposes of this Agreement, a “Change in Control” means any of the following events:

i.	Merger: Profile Bancorp, Inc. (the “Company”) merges into or consolidates with another entity, or merges another corporation into the Company, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;

ii.	Acquisition of Significant Share Ownership: There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s voting securities, but this clause (ii) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

iii.	Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the members) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

iv.	Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.

b.	Termination. If within the period ending one year after a Change in Control, (i) the Bank terminates Executive’s employment without Cause, or (ii) Executive voluntarily terminates his employment With Good Reason, the Bank will, within ten calendar days of the termination of Executive’s employment, make a lump-sum cash payment to him equal to three times Executive’s average taxable compensation (as reported on Form W-2) over the five (5) most recently completed calendar years (or years of employment, annualized for partial years of employment, if less than five), ending with the year immediately preceding the effective date of the Change in Control. The cash payment made under this Section 11(b) shall be made in lieu of any payment also required under Section 10(f) of this Agreement because of Executive’s termination of employment; however, Executive’s rights under Section 10(f) are not otherwise affected by this Section 11. Following termination of employment, executive will also continue to participate in any benefit plans of the Bank that provide medical, dental and life insurance coverage upon terms no less favorable than the most favorable terms provided to senior executives or, if the Bank cannot provide such coverage because Executive is no longer an employee, the Bank will provide Executive with comparable coverage on an individual policy basis. The medical, dental and life insurance coverage provided under this Section 11(b) shall cease upon the earlier of: (i) Executive’s death; (ii) Executive’s employment by another employer other than one of which he is the majority owner; or (iii) thirty-six (36) months after his termination of employment; provided, however, that to the extent required under Section 409A of the Code, and the regulations issued thereunder, the aggregate payments received for such insurance continuation coverage shall not exceed the applicable dollar limitation under Section 402(g)(1)(B) of the Code for the year in which Executive terminates employment. Alternatively, the Bank will provide Executive with a lump sum cash payment equivalent to the cost of continued medical, dental and life insurance coverage for thirty-six (36) months, such amount to be paid within ten (10) calendar days of Executive’s termination date.

c.	The provisions of Section 11 and Sections 13 through 25, including the defined terms used in such sections, shall continue in effect until the later of the expiration of this Agreement or one year following a Change in Control.

12. Indemnification and Liability Insurance.

a.	Indemnification. The Bank agrees to indemnify Executive (and his heirs, executors, and administrators), and to advance expenses related to this indemnification, to the fullest extent permitted under applicable law and regulations against any and all expenses and liabilities that Executive reasonably incurs in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his service as an officer or director of the Bank or any of its subsidiaries or affiliates (whether or not he continues to be an officer or director at the time of incurring any such expenses or liabilities). Covered expenses and liabilities include, but are not limited to, judgments, court costs, and attorneys’ fees and the costs of reasonable settlements, subject to Board approval, if the action is brought against Executive in his capacity as an officer or director of the Bank or any of its subsidiaries. Indemnification for expenses will not extend to matters related to Executive’s termination for Cause. Notwithstanding anything in this Section 12(a) to the contrary, the Bank will not be required to provide indemnification prohibited by applicable law or regulation. The obligations of this Section 12 will survive the term of this Agreement by a period of six (6) years.

b.	Insurance. During the period for which the Bank must indemnify Executive, the Bank will provide Executive (and his heirs, executors, and administrators) with coverage under a directors’ and officers’ liability policy at the Bank’s expense, that is at least equivalent to the coverage provided to directors and senior executives of the Bank.

13. Reimbursement of Executive’s Expenses to Enforce this Agreement. The Bank will reimburse Executive for all out-of-pocket expenses, including, without limitation, reasonable attorneys’ fees, incurred by Executive in connection with his successful enforcement of the Bank’s obligations under this Agreement. Successful enforcement means the grant of an award of money or the requirement that the Bank take some specified action: (i) as a result of court order; or (ii) otherwise following an initial failure of the Bank to pay money or take action promptly following receipt of a written demand from Executive stating the reason that the Bank must make payment or take action under this Agreement.

14. Limitation of Benefits Under Certain Circumstances. If the payments and benefits pursuant to Section 11 of this Agreement, either alone or together with other payments and benefits Executive has the right to receive from the Bank, would constitute a “parachute payment” under Section 280G of the Code, the payments and benefits pursuant to Section 11 shall be reduced or revised, in the manner determined by Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 11 being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The Bank’s independent public accountants will determine any reduction in the payments and benefits to be made pursuant to Section 11; the Bank will pay for the accountant’s opinion. If the Bank and/or Executive do not agree with the accountant’s opinion, the Bank will pay to Executive the maximum amount of payments and benefits pursuant to Section 11, as selected by Executive, that the opinion indicates have a high probability of not causing any of the payments and benefits to be non-deductible to the Bank and subject to the excise tax imposed under Section 4999 of the Code. The Bank may also request, and Executive has the right to demand that the Bank request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 11 have such tax consequences. The Bank will promptly prepare and file the request for a ruling from the IRS, but in no event will the Bank make this filing later than thirty (30) days from the date of the accountant’s opinion referred to above. The request will be subject to Executive’s approval prior to filing; Executive shall not unreasonably withhold his approval. The Bank and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any IRS rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained in this Agreement shall result in a reduction of any payments or benefits to which Executive may be entitled upon termination of employment other than pursuant to Section 11 hereof, or a reduction in the payments and benefits specified in Section 11, below zero.

15. Injunctive Relief. Upon a breach or threatened breach of Section 10(g) of this Agreement or the prohibitions upon disclosure contained in Section 9(c) of this Agreement, the parties agree that there is no adequate remedy at law for such breach, and the Bank shall be entitled to injunctive relief restraining Executive from such breach or threatened breach, but such relief shall not be the exclusive remedy for a breach of this Agreement. The parties further agree that Executive, without limitation, may seek injunctive relief to enforce the obligations of the Bank under this Agreement.

16. Successors and Assigns.

a.	This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

b.	Since the Bank is contracting for the unique and personal skills of Executive, Executive shall not assign or delegate his rights or duties under this Agreement without first obtaining the written consent of the Bank.

17. No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

18. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed to the Bank at its principal business office and to Executive at his home address as maintained in the records of the Bank.

19. No Plan Created by this Agreement. Executive and the Bank expressly declare and agree that this Agreement was negotiated among them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act of 1974 (“ERISA”) or any other law or regulation, and each party expressly waives any right to assert the contrary. Any assertion in any judicial or administrative filing, hearing, or process that an ERISA plan was created by this Agreement shall be deemed a material breach of this Agreement by the party making the assertion.

20. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

21. Applicable Law. Except to the extent preempted by federal law, the laws of the State of New Hampshire shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

22. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any one provision shall not affect the validity or enforceability of the other provisions of this Agreement.

23. Headings. Headings contained in this Agreement are for convenience of reference only.

24. Entire Agreement. This Agreement, together with any modifications subsequently agreed to in writing by the parties, shall constitute the entire agreement among the parties with respect to the foregoing subject matter, other than written agreements applicable to specific plans, programs or arrangements described in Sections 5 and 6.

25. Required Provisions. In the event any of the foregoing provisions of this Agreement conflict with the terms of this Section 25, this Section 25 shall prevail.

a.	The Bank’s Board of Directors may terminate Executive’s employment at any time, but any termination by the Bank, other than termination for Cause, shall not prejudice Executive’s right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause as defined in Section 10(d) of this Agreement.

b.	If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(3) or (g)(1), the Bank’s obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

c.	If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

d.	If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1813(x)(1), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

e.	All obligations under this Agreement shall terminate, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the institution: (i) by the Director of the Office of Thrift Supervision (OTS), or his designee, at the time the Federal Deposit Insurance Corporation (FDIC) enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1823(c), or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

f.	Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and FDIC Regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

26. Effect of Code Section 409A. Notwithstanding anything in this Agreement to the contrary, if the Bank in good faith determines, as of the effective date of Executive’s termination of employment, that amounts payable to Executive hereunder, are required to be suspended or delayed for six months in order to satisfy the requirements of Section 409A of the Code, then the Bank will so advise Executive, and any such payments shall be suspended and accrued for six months, whereupon they shall be paid to Executive in a lump sum (together with interest thereon at the then-prevailing prime rate).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on [date].

ATTEST:	PROFILE BANK, FSB

By:
Witness		For the Entire Board of Directors

WITNESS:	EXECUTIVE

By:
[Name]